EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-80230, 333-32569, 333-57565, 333-99185, 333-62570, 333-174154, 333-225001, and in Post-Effective Amendments No. 1 to Registration Statement Nos. 333-99185, 333-62570, and 333-174154 all on Form S-8 and in Registration Statement Nos. 333-25637, 333-103119, 333-126046, 333-135195, 333-159372, 333-177864, 333-197939, 333-217996, and in Amendment No. 1 to Registration Statement No. 33-84536, Amendment No. 4 to Registration Statement No. 333-70295, Amendment No. 1 to Registration Statement No. 333-92959, and Amendment No. 1 to Registration Statement No. 333-123612 all on Forms S-3 of our reports dated February 20, 2020, relating to the consolidated financial statements of Camden Property Trust and subsidiaries (the “Company”), and the effectiveness of Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 20, 2020